Form N-SAR
     Registrant:       Franklin   Templeton    Variable
     Insurance Products Trust
               Period ended June 30, 2002

     Item No. 77D

     At a meeting of the Board of Trustees of Franklin
     Templeton Variable Insurance Products Trust (the
     "Trust") duly held on October 9, 2001, the following resolutions were unanimously adopted:

        RESOLVED,  that  effective  May  1,  2002,  the
        Franklin Global Communications Securities Fund adopt a non-fundamental policy that it will normally invest at least 80% of its Assets in investments of communications companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Franklin Large Cap Growth Securities  Fund
        adopt  a  non-fundamental policy that  it  will
        normally  invest at least 80% of its Assets  in
        investments  of  large  capitalization   (large
        cap)   companies,  and  that  this  policy   is
        changeable   only  upon  sixty  days'   advance
        notice to shareholders; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the   Franklin  Large  Cap  Growth   Securities
        Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its Assets in investments of small to medium capitalization companies;
        and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Franklin  Real Estate Fund  adopt  a  non-
        fundamental   policy  that  it  will   normally
        invest   at   least  80%  of  its   Assets   in
        investments of companies operating in the  real
        estate   sector,  and  that  this   policy   is
        changeable   only  upon  sixty  days'   advance
        notice to shareholders; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the    Franklin   Real   Estate   Fund's   non-
        fundamental  policies be, and they  are  hereby
        amended  to  require that it may invest  up  to
        20%  of  its  Assets in investments of  issuers
        engaged   in  businesses  whose  products   and
        services  are  closely  related  to  the   real
        estate  sector,  and  issuers  whose  principal
        business  is  unrelated  to  the  real   estate
        sector but which have very significant real estate holdings believed to be undervalued relative to the company's securities; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Franklin Rising Dividends Securities  Fund
        adopt  a  non-fundamental policy that  it  will
        normally  invest at least 80% of its Assets  in
        investments of companies that have paid  rising
        dividends,  and that this policy is  changeable
        only   upon  sixty  days'  advance  notice   to
        shareholders; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Franklin  Small  Cap  Fund  adopt  a  non-
        fundamental   policy  that  it  will   normally
        invest   at   least  80%  of  its   Assets   in
        investments of small cap companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

        FURTHER RESOLVED, that effective May 1, 2002, the Franklin Small Cap Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its Assets in investments of larger companies; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Franklin S&P 500 Index Fund adopt  a  non-
        fundamental   policy  that  it  will   normally
        invest   at   least  80%  of  its   Assets   in
        investments of companies included  in  the  S&P
        500  Index,  and that this policy is changeable
        only   upon  sixty  days'  advance  notice   to
        shareholders; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Franklin Technology Securities Fund  adopt
        a  non-fundamental policy that it will normally
        invest   at   least  80%  of  its   Assets   in
        investments  of companies expected  to  benefit
        from  the development, advancement, and use  of
        technology, and that this policy is  changeable
        only   upon  sixty  days'  advance  notice   to
        shareholders; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Franklin U.S. Government Fund adopt a non-
        fundamental   policy  that  it  will   normally
        invest  at  least  80% of its  Assets  in  U.S.
        government securities, and that this policy  is
        changeable   only  upon  sixty  days'   advance
        notice to shareholders; and

        FURTHER RESOLVED, that the redesignation of the series of shares of the Trust previously designated as "Franklin Value Securities Fund" to "Franklin Small Cap Value Securities Fund" be, and it hereby is, approved, effective as of May 1, 2002; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the Franklin Value Securities Fund adopt a non-
        fundamental   policy  that  it  will   normally
        invest   at   least  80%  of  its   Assets   in
        investments of small capitalization companies, and that this policy is changeable only upon sixty days' advance notice to shareholders;
        and

        FURTHER RESOLVED, that effective May 1, 2002, the Franklin Zero Coupon Fund - 2005 and the
        Franklin Zero Coupon Fund - 2010 each adopt a non-fundamental policy that it will normally invest at least 80% of its Assets in zero coupon debt securities, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Templeton  Developing  Markets  Securities
        Fund  adopt  a non-fundamental policy  that  it
        will  normally  invest  at  least  80%  of  its
        Assets   in  investments  of  emerging   market
        companies,  and that this policy is  changeable
        only   upon  sixty  days'  advance  notice   to
        shareholders; and

        FURTHER RESOLVED, that effective May 1, 2002, the Templeton Developing Markets Securities
        Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its Assets in investments of developed market companies; and

        FURTHER  RESOLVED,  that the  redesignation  of
        the  series  of shares of the Trust  previously
        designated    as    "Templeton    International
        Securities   Fund"   to   "Templeton    Foreign
        Securities   Fund"  be,  and  it   hereby   is,
        approved, effective as of May 1, 2002; and

        FURTHER  RESOLVED, that effective May 1,  2002,
        the  Templeton  International  Securities  Fund
        adopt  a  non-fundamental policy that  it  will
        normally  invest at least 80% of its Assets  in
        foreign   securities,   including   those    in
        emerging  markets,  and  that  this  policy  is
        changeable   only  upon  sixty  days'   advance
        notice to shareholders; and

        FURTHER RESOLVED, that the redesignation of the series of shares of the Trust previously designated as "Templeton Asset Strategy Fund" to "Templeton Global Asset Allocation Fund" be, and it hereby is, approved, effective as of May 1, 2002; and

        FURTHER    RESOLVED,   that   the   appropriate
        officers   and   agents  of   the   Trust   are
        authorized  to  take  such  actions,   and   to
        execute    and    deliver   such   instruments,
        certificates and documents, including making changes to existing non-fundamental policies as may be necessary or appropriate, in order to effectuate the foregoing, in compliance with the Names Rule; and

        FURTHER  RESOLVED,  that the  officers  of  the
        Trust  are  authorized to take  whatever  steps
        are  necessary  and appropriate  to  effectuate
        such  change in names, including the filing  of
        any  certificate or other evidence relating  to
        the  change in designation of the series  which
        includes  the  new name or the  filing  of  any
        other  necessary documents with the appropriate
        state authorities and making such revisions  to
        the   Trust's  registration  statement  as  are
        deemed necessary.

     At a meeting of the Board of Trustees of the Trust, duly held on November 20, 2001, the following resolutions were unanimously adopted:

        WHEREAS,  the  Trust has obtained an  exemptive
        order  from  the U.S. Securities  and  Exchange
        Commission  permitting  it,  along  with  other
        funds  in  the  Franklin  Templeton  Group   of
        Funds,  to  invest in shares  of  one  or  more
        affiliated,  registered  money  market   funds:
        (i)  uninvested cash balances;  and  (ii)  cash
        collateral   received   in   connection    with
        securities lending activities; and

        WHEREAS,  the Mutual Discovery Securities  Fund
        and  the  Mutual Shares Securities  Fund,  both
        series  of  the Trust (the "Funds"),  currently
        have  an  investment policy that  prohibits  or
        restricts them from purchasing shares of  other
        open-end  investment companies  and  Management
        has  recommended  that  the  Board  approve   a
        change to such investment policy so that the Funds may purchase shares of an affiliated, registered money market fund in the manner described above;

        NOW,  THEREFORE,  IT  IS  RESOLVED,  that   the
        Funds'   investment  policy  relating  to   the
        Funds'    investments   in   other   investment
        companies be, and hereby is, eliminated,  which
        will  allow the Funds to invest uninvested cash
        balances   and  cash  collateral  received   in
        connection  with securities lending  activities
        in   shares  of  affiliated,  registered  money
        market funds; and

        FURTHER  RESOLVED,  that the  officers  of  the
        Trust   be,   and  each  of  them  hereby   is,
        authorized  and directed to take  any  and  all
        actions  appropriate to carry  out  the  intent
        and  accomplish the purposes of  the  foregoing
        resolution,   including   the   filing   of   a
        supplement   or   amendment  to   the   Trust's
        registration    statement   with    the    U.S.
        Securities and Exchange Commission, and the distribution of such amended or supplemented disclosure concerning the elimination of such policy to the Funds' shareholders.

     Item 77M

Sub-Item 77M - Mergers

At a meeting held on November 20, 2001, the Board of Trustees of the Franklin Templeton Variable Insurance Products Trust (the "Board"), approved Plans of Reorganization ("Plans") on behalf of its series Franklin Small Cap Fund, Franklin Growth and Income Securities Fund and Templeton International Securities Fund (the "Acquiring Series"); and Franklin Global Health Care Securities Fund, Franklin Natural Resources Securities Fund and Templeton International Smaller Companies Fund (the "Acquired Series"). The Board determined to recommend that each Plan be presented to shareholders of the corresponding Acquired Series, of record at the close of business on December 28, 2001, at special meetings to be held on February 26, 2002. On April 30, 2002, pursuant to the Plans, each dated January 16, 2002 and approved by shareholders on February 26, 2002, the Acquired Series transferred all of the assets to the corresponding Acquiring Series, in exchange solely for shares of the specified classes of the corresponding Acquiring Series and the assumption by each Acquiring Series of the liabilities of each corresponding Acquired Series. Each Acquiring Series is named below next to its corresponding Acquired Series:

     Acquiring Series           Acquired Series

Franklin Small Cap Fund    Franklin Global Health Care
                           Securities Fund
  Franklin Growth and      Franklin Natural Resources
  Income Securities Fund     Securities Fund
  Templeton                Templeton International
  International              Smaller Companies Fund
  Securities Fund

SUB-ITEM 77Q1:  Exhibits

(g)

The Plans of Reorganization  executed by Franklin Templeton
Variable Insurance Products Trust on behalf of its series
Franklin Small Cap Fund, Franklin Growth and Income
Securities Fund and Templeton International Securities Fund
(the "Acquiring Series"); and Franklin Global Health Care
Securities Fund, Franklin Natural Resources Securities Fund and Templeton International Smaller Companies Fund (the
"Acquired Series") are incorporated by reference to the following filings of Registrant, File No. 333-73934:

Templeton International Securities Fund
File as of:  January 18, 2002
File Type:  497
Accession Number 0001021408-02-000616

Franklin Small Cap Fund
File as of:  January 18, 2002
File Type:  497
Accession Number 000102148-02-000614

Franklin Growth and Income Securities Fund
File as of:  January 18, 2002
File Type:  497
Accession Number 000102148-02-000636